EXHIBIT 99.1

September 1, 2022

TO:	All Stockholders
(Addressed Individually)

SUBJECT:	Report from the President

The Voice of the Local Lender

On August 31, our regulator, the Federal Housing Finance Agency, announced the FHLBank System at 100: Focusing on the Future initiative – two public listening sessions and a series of regional roundtable discussions through which the FHFA will engage the Federal Home Loan Bank System’s stakeholders to position the System for the future.  This initiative, with a view towards the 100th anniversary of the Federal Home Loan Bank System in 2032, will aim to ensure that the Home Loan Banks are best positioned to continue to act on our mission and meet the needs of our members and the communities we serve.  The effort begins on September 29, 2022 with the first of the two listening sessions, to be held in person at the Constitution Center in Washington, D.C., with the option to participate virtually.

For 90 years, the FHLBank have played a critical role in the U.S. financial system as the primary liquidity provider for our members, providing on-demand liquidity to support housing finance and community investment in all economic cycles and operating environments, thereby helping to support community banking and maintain equilibrium and stability in the financial system.  As the System approaches its centennial, it is appropriate to consider how our mission and role could be enhanced to meet the needs of today and tomorrow.  At the FHLBNY, we are eager to engage in this discussion.

However, we believe the most important element of these listening sessions will be the input from the actual users of the System, those institutions that will be the most impacted, for better or worse, by any changes to our mission or role.  This includes our 315 members, part of the 6,500 banks, credit unions, insurance companies and community development financial institutions that comprise the System’s membership.  As key System stakeholders, you have the firsthand knowledge of the vital role the FHLBanks have played for nine decades in meeting your liquidity needs in all operating environments, supporting your efforts to strengthen your communities, and helping to bring stability and equilibrium to the financial markets.

Equally important is the input from our community stakeholders – those groups that partner with us on our community investment programs, including our Affordable Housing Program, through which the FHLBanks have collectively delivered more than $7 billion in grants and subsidized loans since 1990 for the acquisition, construction or rehabilitation of affordable housing initiatives across the country.

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It is the voices of the local lenders and community partners that are most essential to this conversation, as you are best-suited to speak to the unique and vital role the FHLBanks play in our nation’s financial system, now and into the future.

As I noted earlier, the first listening session will take place on September 29 from 12:30 p.m. through 4:00 p.m., both in person in Washington, D.C. and virtually.  Interested attendees and speakers can register here.  Additionally, the FHFA is accepting written comments through October 21, 2022 – either through its website or mailed to:

Federal Housing Finance Agency

400 7th Street, SW

Washington, D.C. 20024

If you are interested in participating in the listening session, please sign up at your earliest convenience.  Please contact your Relationship Manager with any questions or for further information. There is currently no further information on the locations or dates for the regional roundtables, but we will share that with our members when it becomes available.

We cannot let someone else tell our story, so I encourage all of our stakeholders to actively participate in these listening sessions, whether in person or through written comments. Working together, we will ensure that the FHLBanks continue to fulfill our mission and support our members and communities for decades to come.

FHLBNY Relaunches Business Development Advance

The value we provide to our members and the communities we serve goes beyond the daily availability of our liquidity. Last year, we expanded our support for community development with the debut of our Business Development Advance (“BDA”), which offers subsidized funding in the form of interest-rate credits – a zero percent advance to help our members provide funding to qualifying small businesses to promote community and economic growth.  On September 6 at 8:30 a.m. ET, we will proudly launch of second round of BDA funding, with a total of $4 million of interest rate credits available this year.  Members can request to reserve interest rate credits up to $200,000 on a first-come, first-served basis through the BDA Reservation Request Form.  In its limited initial run in 2021, we saw our members access BDA funds to make a positive impact at the local levels.  As we launch our current round, our entire team is excited to see how our BDA product can bolster members’ efforts to help small businesses across our region thrive.

2022 FHLBNY Director Election Update

An important responsibility of our Board of Directors is to provide governance oversight for mission-related activities such as the BDA and our other Community Support Activities, such as charitable donations, Disaster Relief Funding and Community Investment Program financing.  The FHLBNY’s Board is vital to all aspects of our operations, which why it is important for our members to participate in the annual Director Election.

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I am pleased to report that we have already completed two key components of the 2022 Director Election.  On August 31, we filed a Form 8-K announcing that Chris Martin, Executive Chairman of Provident Bank in Iselin, and Ira Robbins, Chairman and CEO of Valley Bank in Wayne, have been deemed re-elected and elected, respectively, to serve as Member Directors representing our New Jersey members for four-year terms commencing January 1, 2023.  Both were the only nominees for the two open New Jersey Member Director seats, and they accepted their nominations; as such, no formal election process was required.  I am very excited to welcome Mr. Robbins to the Board, and to welcome back Director Martin, who currently sits on our Board and serves as chair of its Corporate Governance and External Affairs Committee, and as a member of its Executive, Audit and Compensation and Human Resources committees.

With that said, we still need your vote.  We currently plan to electronically launch the 2022 Director Election process for two Districtwide Independent Director seats and one New York Member Director seat on October 3, 2022.  We continue to partner with Survey & Ballot Systems to administer this process.  To help ensure your election email arrives in your inbox on October 3, please ensure that the following address is added to your email system as an approved sender: noreply@directvote.net.  If you do not receive your election email by October 4, please contact support@directvote.net.

Your participation in this year’s Director election process is greatly appreciated, and will help continue to keep the Board and the FHLBNY diverse – and strong.  If you have any questions, please contact our general counsel, Paul Friend, at generalcounsel@fhlbny.com.

Preserving Our Special Role

Over the summer, S&P and Moody’s both put out reports on the Federal Home Loan Bank System, both of which were very positive. The S&P report notes the strengths of the System, and cites analysis our “strong asset quality and capitalization, low funding costs, and conservative risk management.”

In its report, Moody’s highlighted the System’s advance activity since the onset of the global pandemic, noting the increase in System advances during the first quarter of 2020 and subsequent decline, as well as the increase in advances the System experienced in the first quarter of this year – balances that have continued to increase significantly through the first half of 2022 as member borrowing activity begins to normalize.

In its opinion, Moody’s stated that the recent advances growth is “… a trend we expect will continue as member funding needs expand, particularly at banks. Specifically, bank loan growth has accelerated, and rising interest rates and reduced market liquidity has made it more challenging for them to grow deposits, which will encourage more reliance on FHLBank advances.”  This is how the Federal Home Loan Banks are designed to act: to seamlessly expand or contract based on member needs, as we have done through every economic cycle of the past 90 years.

In its report, Moody’s noted the System’s “special role as providers of liquidity to the U.S.

banking system.”  This is a role we have played since our founding in 1932, and we look ahead to 2032, it is vital that the Federal Home Loan Banks remain positioned to continue to play this role well into the future.  The FHFA’s listening sessions provide an excellent opportunity for both the Home Loan Banks and our stakeholders to tell the story of this special and vital role.  Ours is a great story, and I look forward to standing alongside our members and other stakeholders, both from the FHLBNY and Systemwide, to tell it.

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Sincerely,

José R. González

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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